Exhibit 10.10
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

ORDER FOR SUPPLIES OR SERVICES					PAGE OF PAGES
IMPORTANT: Mark all packages and papers with contract and/or order numbers.					1	18
1. DATE OF ORDER	2. CONTRACT NO. (if any)		6. SHIP TO
07/23/2020	HHSO100201200004I		a. NAME OF CONSIGNEE
3. ORDER NO.	4. REQUISITION/REFERENCE NO.		HHS/OS/ASPR
75A50120F33008	OS261273
5. ISSUING OFFICE (Address correspondence to)			b. STREET ADDRESS
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201			200 C St SW Washington DC 20201
			c. CITY		d. STATE	e. ZIP CODE
			WASHINGTON	DC		20201
7. TO:			f. SHIP VIA
a. NAME OF CONTRACTOR
EMERGENT MANUFACTURING OPERATIONS BALTIMORE LLC			8. TYPE OF ORDER
b. COMPANY NAME			☐ a. PURCHASE REFERENCE YOUR:
☒ b. DELIVERY

Except for billing instructions on the reverse, this delivery order is subject to instructions contained on this side only of this form and is issued subject to the terms and conditions of the above-numbered contract.

c. STREET ADDRESS
EMERGENT MANUFACTURING OPERATIONS B 5901 E LOMBARD ST

Please furnish the following on the terms and conditions specified on both sides of this order and on the attached sheet, if any, including delivery as indicated.
d. CITY	e. STATE	f. ZIP CODE
BALTIMORE	MD	212246824
9. ACCOUNTING AND APPROPRIATION DATA			10. REQUISITIONING OFFICE
See Schedule			BARDA
11. BUSINESS CLASSIFICATION (Check appropriate box(es))					12. F.O.B. POINT
☐ a. SMALL ☒ b. OTHER THAN SMALL ☐ c. DISADVANTAGED ☐ d. WOMEN-OWNED ☐ e. HUBZone
☐ f. SERVICE-DISABLED ☐ g. WOMEN-OWNED SMALL BUSINESS (WOSB) ☐ h. EDWOSB
VETERAN-OWNED ELIGIBLE UNDER THE WOSB PROGRAM
13. PLACE OF		14. GOVERNMENT B/L NO.		15. DELIVER TO F.O.B. POINT ON OR BEFORE (Date)	16. DISCOUNT TERMS
a. INSPECTION	b. ACCEPTANCE			12/31/2020
Destination	Destination
17. SCHEDULE (See reverse for Rejections)
ITEM NO. (a)	SUPPLIES OR SERVICES (b)	QUANTITY ORDERED (c)	UNIT (d)	UNIT PRICE (e)	AMOUNT (f)	QUANTITY ACCEPTED (g)
Tax ID Number: [**] DUNS Number: [**] Task Order Title: “Emergent CIADM Manufacturing Capacity Reservation” See attached Continued . . .

SEE BILLING INSTRUCTIONS ON REVERSE	18. SHIPPING POINT	19. GROSS SHIPPING WEIGHT	20. INVOICE NO.	$30,000,000.00	17(h) TOTAL (Cont. pages)

	21. MAIL INVOICE TO:
	a. NAME
	PSC/FMS
	b. STREET ADDRESS PSC_invoices@psc.hhs.gov (or P.O.Box)			$30,000,000.00	17(i) GRAND TOTAL
	c. CITY	d. STATE	e. ZIP CODE

Digitally signed by Monica Watson -S Date: 2020.08.06 17:17:02 -04’00’ 22. UNITED STATES OF AMERICA BY (Signature) /s/ Monica Watson			◀ 23. NAME (Typed)
			MONICA WATSON
			TITLE: CONTRACTING/ORDERING OFFICER
AUTHORIZED FOR LOCAL REPRODUCTION    OPTIONAL FORM 347 (Rev.. 2/2012)
PREVIOUS EDITION NOT USABLE    Prescribed by GSA/FAR 48 CFR 53.213(f)

ORDER FOR SUPPLIES OR SERVICES SCHEDULE - CONTINUATION					PAGE NO
2
IMPORTANT: Mark all packages and papers with contract and/or order numbers.
DATE OF ORDER	CONTRACT NO.			ORDER NO.
07/23/2020	HHSO100201200004I			75A50120F33008
ITEM No. (a)	SUPPLIES/SERVICES (b)	QUANTITY ORDERED (c)	UNIT (d)	UNIT PRICE (e)	AMOUNT (f)	QUANTITY ACCEPTED (g)
1
Period of Performance: 10/01/2020 to 12/31/2020
To expand the public-private partnership with Emergent to reserve the capacities and capabilities at their Bayview CIADM facility. (1 of 2).
Accounting Info:
2020.199C001.25103 Appr. Yr.: 2020
CAN: 199C001 Object Class: 25103
Funded: $[**]

[**]
2
To expand the public-private partnership with Emergent to reserve the capacities and capabilities at their Bayview CIADM facility. (2 of 2).
Accounting Info:
2020.199COV1.25103 Appr. Yr.: 2020
CAN: 199COV1 Object Class: 25103
Funded: $[**]
The total amount of award: $30,000,000.00. The obligation for this award is shown in box 17(i).

[**]

Contractor to sign below: Syed T Husain Electronically signed by : Syed T Husain Reason: I approve this document Date: Aug 6, 2020 12:56 EDT
TOTAL CARRIED FORWARD TO 1ST PAGE (ITEM 17(H))					$30,000,000.00
AUTHORIZED FOR LOCAL REPRODUCTION    OPTIONAL FORM 348 (Rev. 4/2006)
PREVIOUS EDITION NOT USABLE    Prescribed by GSA FAR (48 CFR) 53.213(f)

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
B.    COST / PRICE SCHEDULE
B.1    Prices
The total fixed price of this task order is $30,000,000.
B.2    Payment Schedule
Following delivery and acceptance of the work described in SECTION C.3 and the deliverables described in SECTION F, and on submission of a proper invoice, the Government will pay the Contractor as follows:

Item Description	Reporting Period	Due Date	Unit Price
Monthly Report #1	October 2020	11/15/2020	$10,000,000
Monthly Report #2	November 2020	12/15/2020	$10,000,000
Monthly Report #3	December 2020	12/31/2020	$10,000,000
Total =			$30,000,000
C.    SCOPE OF WORK
C.1    Project Background
BARDA established a Center for Innovation in Advanced Development and Manufacturing (CIADM) with a subsidiary of Emergent BioSolutions Inc. (including all of its subsidiaries, “Emergent”), as a public-private partnership to ensure domestic vaccine manufacturing surge capacity to address national preparedness and response priorities. HHS/BARDA requires the services of Emergent to provide core advanced development (“industrialization”) and manufacturing services to other commercial partners under contract to the U.S. Government (USG) for development of biopharmaceuticals against public health threats. Additionally, HHS/BARDA requires Emergent to provide manufacturing facilities utilizing flexible manufacturing and modem platform technologies to produce vaccines for outbreaks of an emerging infectious pathogens.
In December 2019, a novel (new) coronavirus known as SARS-CoV-2 (“the virus”) was first detected in Wuhan, Hubei Province, People’s Republic of China, causing outbreaks of the coronavirus disease COVID-19 that has now spread globally. The Secretary of Health and Human Services (HHS) declared a public health emergency on January 31, 2020, under section 319 of the Public Health Service Act (42 U.S.C. 247d), in response to COVID-19. On March 1, 2020, the President of the United States, pursuant to sections 01 and 301 of the National Emergencies Act (50 U.S.C. 1601 et seq.) and consistent with section 1135 of the Social Security Act (SSA), as amended (42 U.S.C. 1320b-5), proclaimed that the COVID-19 outbreak in the United States constitutes a national emergency.

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
Under the President’s Operation Warp Speed Mission, HHS is leading a whole of nation effort with the primary goal to execute on a well-defined portfolio of COVID-19 vaccine candidates to maximize probability of having one or more safe and effective vaccines as fast as possible for mass distribution. As such, it is a national security concern to quickly make available safe and effective COVID-19 vaccines. To this end, BARDA must reserve existing manufacturing capacity in order to ensure adequate domestic capabilities are established and ready.
C.2    Objectives
The objective of this task order is to expand the public-private partnership with Emergent to reserve the capacities and capabilities at Contractor’s Bayview CIADM facility.
C.3    Tasks
Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the tasks described below and in Attachment 1 – Contractor Capacity and Pricing.
The Contractor shall reserve drug substance manufacturing capacity at the Contractor’s Bayview CIADM facilities for the exclusive use of the USG for the duration of the period of performance of this task order. The Contractor’s facilities shall have the capability of producing the number of batches specified as follows in each applicable calendar month. In the event the Contractor is not tasked with producing batches in a given month, the capacity shall lapse and the unused batch production capacity cannot be allocated to a future period. Specifically, the areas to be reserved and number of batches over the period of performance associated with each area under the reservation, shall be as follows (number of batches is based upon a generic manufacturing process):

Area Description	Estimated Number of Batches	Monthly Full Period of Performance
Bayview CIADM [**] Drug Substance	[**]	[**]
Bayview CIADM [**] Drug Substance	[**]	[**]
D.    PACKAGING AND MARKING
All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and Contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
E.    INSPECTION AND ACCEPTANCE
Inspection and acceptance of all work, performance, reports and other deliverables, under this task order, will be performed at the Contractor’s CIADM facility or subcontractor facility, by the Contracting Officer or the duly authorized representative of the Government.
The Contracting Officer’s Representative (COR) is a duly authorized representative of the Government and is responsible for the inspection and acceptance of all items/activities to be delivered and or completed under this task order.
F.    PERFORMANCE / DELIVERABLES
F.1    Period of Performance
The period of performance of this task order shall be from October 1, 2020 through December 31, 2020.
F.2    Deliverable Requirements
F.2.1    Manufacturing Schedule with Allocated Capacity through Period of Performance
A Manufacturing Schedule shall be provided that includes the utilization and non-utilization of the reserved manufacturing capacities (Bayview [**] Drug Substance) for the entire period of performance. The schedule shall include:
•Length of time for manufacturing in each area.
•Name of the priority target (i.e. Janssen, AstraZeneca, etc.).
•Vaccine/product technical information (i.e. cell line expression system, live viral, subunit, etc.).
•Batch Size or Scale.
•Number of batches.
F.2.2    Monthly Report
Each monthly report must include a description of the activities during the reporting period, and the activities planned for the ensuing reporting period. Specific to Task 1, each monthly report must include a summary of capacity availability and utilization / non-utilization, as well as any issues that impact the operational availability of the reserved capacity
F.3    Schedule of Deliverables

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
Satisfactory performance of the task order shall be deemed to occur upon performance of the work described in SECTION C of this task order and upon delivery and acceptance of the following items.

Item	Deliverable	Delivery Method	Due Date
1	Manufacturing Schedule with Allocated Capacity through Period of Performance	Electronically to CO and COR	[**] after TO award
2	Monthly Report	Electronically to CO and COR	[**] day of every month throughout the task order period of performance
F.4    Meeting Requirements
F.4.1    Routine Update Teleconferences
The Contractor shall participate in regular teleconferences with USG to discuss the performance of the task order. The frequency will be agreed upon by the Contractor and USG and may be dependent on the activities during that time of the task order. Typically, these meetings are held [**]. The Contractor is responsible for securing a suitable call in number for relevant participants and be responsible for moderating the meeting. The Contractor shall keep meeting minutes and forward a finalized copy to the CO and COR for approval within [**] after each teleconference, or as otherwise authorized by the Contracting Officer.
F.4.2    Person-in-Plant
Contractor shall accommodate up to [**] BARDA personnel at an agreed upon time throughout the performance of this task order. On-site BARDA personnel will provide support of the work and technical consultation in alignment with Contractor and per guidance from the BARDA program office in Washington, D.C.
F.4.3    Periodic Site Visits
The Contractor shall accommodate for periodic site visits by BARDA on an ad hoc basis or as agreed upon, with at least [**] prior written notice. The Contractor shall keep meeting minutes and forward a finalized copy to the Contracting Officer and COR for approval within [**] after each site visit, or as otherwise authorized by the CO.
F.4.4    Kick-Off Meeting
The Contractor shall participate in a kick-off meeting, within [**] of task order award; content, format, and location to be determined by the USG and the Contractor. The Contractor is responsible for securing a physical

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
location or a suitable call in number for relevant participants and be responsible for moderating the meeting. The Contractor shall keep meeting minutes and forward a finalized copy to the Contracting Officer and COR for approval within [**] after the meeting is held, or as otherwise authorized by the Contracting Officer.
G.    CONTRACT ADMINISTRATION
G.1    Contracting Officer
The following CO will represent the Government for the purpose of this Contract:
[**]
The CO is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the CO can make any changes to the terms, conditions, general provisions, or other stipulations of this Contract.
The CO is the only person with the authority to act as agent of the Government under this contract. Only the CO has authority to (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor of any costs incurred during the performance of this Contract; and (5) otherwise change any terms and conditions of this Contract.
No information other than that which may be contained in an authorized modification to this Contract, duly issued by the CO, which may be received from any person employed by the Government, or otherwise, shall be considered grounds for deviation from any stipulation of this Contract.
The Government may unilaterally change its CO designation, after which it will notify the Contractor in writing of such change.
G.2    Contracting Officer’s Representative
The following Contracting Officer’s Representative (COR) will represent the Government for the purpose of this contract:
[**]
The COR is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.
The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor for any costs incurred during the performance of this contract; (5) otherwise change any terms and conditions of this contract; or (6) sign written licensing agreements. Any signed agreement shall be incorporated by reference in Section K of the contract
The Government may unilaterally change its COR designation.
G.3    Key Personnel
Key personnel specified in this task order are considered to be essential to work performance. At least [**] prior to the Contractor voluntarily diverting any of the specified individuals to other programs or contracts, the Contractor shall notify the Contracting Officer and shall submit a justification for the diversion or replacement, and a request to replace the individual. The request must identify the proposed replacement and provide an explanation of how the replacement’s skills, experience and credentials meet or exceed the requirements of the contract (including, when applicable, Human Subjects Testing requirements). If the employee of the Contractor is terminated for cause or separates from the Contractor voluntarily with less than [**] notice, the Contractor shall provide the maximum notice practicable under the circumstances. The Contractor shall not divert, replace or announce any such change to key personnel without the written consent of the Contracting Officer; provided that the Contracting Officer may ratify in writing that such diversion and such ratification shall constitute the consent of the Contracting Officer required by this clause. The task order will be modified to add or delete key personnel as necessary to reflect the agreement of the parties.
The following individuals are determined to be key personnel.

Name	Title
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

G.4    Invoicing Instructions

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
Invoices for payment shall be submitted electronically and shall include an SF-1034 and all supporting documentation.
G.5    Evaluation of Contractor Performance
Purpose: In accordance with FAR 42.1502(a), past performance evaluations shall be prepared at least [**] and at the time the work under a contract or order is completed, via CPARS, the Government-wide evaluation tool (www.cpars.gov).
Evaluators: The performance evaluation will be completed jointly by the Contracting Officer’s Representative and the Contracting Officer.
Performance Evaluation Factors: Per FAR 42.1503(b)(2), evaluation factors for each assessment shall include, at a minimum: technical (quality of product or service); cost control; schedule/timeliness; management and business relations; small business subcontracting; other (as applicable).
Contractor Review: A copy of the evaluation will be electronically sent to the Contractor as soon as practicable after completion of the evaluation. The Contractor shall submit comments, rebutting statements, or additional information to the Contracting Officer within [**] after receipt of the evaluation.
Resolving Disagreements between the Government and the Contractor: Disagreements between the parties regarding the evaluation will be reviewed at a level above the Contracting Officer. The ultimate conclusion on the performance evaluation is a decision of the contracting agency. Copies of the evaluation, Contractor’s response, and review comments, if any, will be retained as part of the evaluation.
Release of Contractor Performance Evaluation Information: The completed evaluation will not be released to other than Government personnel and the Contractor whose performance is being evaluated. Disclosure of such information could cause harm both to the commercial interest of the Government and to the competitive position of the Contractor being evaluated, as well as impede the efficiency of Government operations.
Source Selection Information: Departments and agencies may share past performance information with other Government departments and agencies when requested to support future award decisions. The information may be provided through interview and/or by sending the evaluation and comment document to the requesting source selection official.
Retention Period: The agency will retain past performance information for a maximum period of [**] after completion of contract performance for the purpose of providing source selection information for future contract awards.

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
H.    SPECIAL REQUIREMENTS
H.1    Advance Understandings
H.1.1    The Government recognizes that Contractor’s operations are essential as a matter of national security and, as such, Contractor is directed to maintain operations to the extent practicable regardless of state or local restrictions to the contrary. In addition, all Contractor employees, independent contractors, and subcontractors are considered essential personnel supporting critical infrastructure as set forth in DHS CISA Memorandum dated March 19, 2020.
H.1.2    Government confirms that all activities conducted by Contractor, any independent contractors and subcontractors under the task order as well as all general operations necessary to ensure execution of activities under the task order are subject to that certain declaration under the Public Readiness and Emergency Preparedness Act (PREP Act) issued by the Secretary of Health and Human Services on March 10, 2020.
H.1.3    Government reserves the right to exercise priorities and allocations authority with respect to this contract, to include rating this order in accordance with 45 CFR Part 101, Subpart A—Health Resources Priorities and Allocations System.
Emergent BioSolutions agrees that the Government’s right to exercise priorities and allocations authority with respect to this order, to include the use of directives in accordance with 45 CFR Part 101, Subpart A—Health Resources Priorities and Allocations System, constitutes a no-cost change to this order.
H.1.4    Contractor will act as the Contract Development Manufacturing Organization (CDMO) for priority targets as determined by the Government and the scope will encompass Drug Substance.
H.1.5    Government hereby approves of a direct relationship between Contractor and the following priority targets: Astra Zeneca and Janssen (Johnson and Johnson), and the Government hereby releases the associated capacity to Contractor to deploy and contract with the aforementioned priority targets. In the event that less than all of the capacity reserved under this task order is deployed to such priority targets during the period of performance, any remaining capacity released by the Government to Contractor must be released to another priority target that Government approves of Contractor having a direct relationship with.
H.1.6    Contractor will negotiate pricing with the priority targets for full scope of activities including manufacturing and raw materials.

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
H.1.7    BARDA secures capacity as outlined above and the reserved capacity is fully available to deployment by BARDA as outlined above.
H.1.8    BARDA will be responsible for the total value for capacity commitment. Ongoing balance would be reviewed on [**] basis subject to whether or not capacity has been deployed. If none of the capacity has been deployed, the payment will be allocated to non-utilization of capacity reserved. If some or all of the capacity has been deployed, then the reservation payment from BARDA for the associated capacity will be credited on a pro rata basis toward either manufacturing costs negotiated with a priority target identified by BARDA, or Government, at Government’s sole discretion.
H.2    Intellectual Property
Execution of a subsequent task order for utilization of capacity reserved under this task order may require a relationship between HHS, the firm that possesses rights to specific Intellectual Property (IP) required for the development effort (the “MCM IP Holder”), and the firm providing the Core Services under the task order (the “CIADM”). The relationship must reflect the Parties’ rights to all IP developed and/or IP used in performance of the task order, and be consistent with HHS’ IP rights per the Federal Acquisition Regulations (FAR) clauses described in the base contract. Prior to any performance of work, the MCM IP Holder and/or the CIADM shall provide the Contracting Officer with a written description of all IP necessary to develop (the “Description”). The Description must identify the basis for offering HHS less than unlimited rights to any pre-existing IP identified in the Description that will be utilized in performance of the task order. The Description shall also include written verification of the rights provided to HHS to any and all IP utilized or developed during performance of the task order as specified under FAR Clause 52.227-11, FAR Clause 52.227-11 as amended in any applicable subcontract and/or teaming agreement related to performance of the task order, FAR Clause 52.227-14 and FAR Clause 52.227-14 as amended in any applicable subcontract and/or teaming agreement (the “FAR Clauses”).
The MCM IP Holder and the CIADM will remain free to negotiate any agreement of their own regarding their use of any of the IP utilized or developed during performance of an task order, so long as the negotiated agreement complies with the requirements under the FAR Clauses, and the terms contained in the agreement do not otherwise adversely affect the performance of work under the task order. The agreement shall be furnished to the Contracting Officer within [**] after the agreement is finalized. In addition, this task order incorporates FAR Clause 52.227-1 Authorization and Consent (DEC 2007) and FAR Clause 52.227-3 Patent Indemnity (APR 1984).
H.3    Consultants and Sub-Contractors

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
As a firm fixed price arrangement, BARDA acknowledges that Contracting Officer authorization is not required for use of subcontractors or consultants.
H.4    Non-Personal Services and Inherently Governmental Functions
Pursuant to FAR 37.1, no personal services shall be performed under this contract. All work requirements shall flow only from the Contracting Officer’s Representative (COR) to the Contractor’s Project Manager. No Contractor employee will be directly supervised by the Government. All individual employee assignments, and daily work direction, shall be given by the applicable employee supervisor. If the Contractor believes any Government action or communication has been given that would create a personal services relationship between the Government and any Contractor employee, the Contractor shall promptly notify the Contracting Officer of this communication or action.
Pursuant to FAR 7.5, the Contractor shall not perform any inherently Governmental actions under this contract. No Contractor employee shall hold him or herself out to be a Government employee, agent, or representative. No Contractor employee shall state orally or in writing at any time that he or she is acting on behalf of the Government. In all communications with third parties in connection with this contract, Contractor employees shall identify themselves as Contractor employees and specify the name of the company for which they work. In all communications with other Government contractors in connection with this contract, the Contractor employee shall state that they have no authority to in any way change the contract and that if the other contractor believes this communication to be a direction to change their contract, they should notify the Contracting Officer for that contract and not carry out the direction until a clarification has been issued by the Contracting Officer.
The Contractor shall ensure that all of its employees working on this contract are informed of the substance of this article. Nothing in this article shall limit the Government’s rights in any way under the other provisions of the contract, including those related to the Government’s right to inspect and accept the services to be performed under this contract. The substance of this article shall be included in all subcontracts at any tier.
H.5    Disclosure of Information
Performance under this contract may require the Contractor to access non-public data and information proprietary to a Government agency, another Government Contractor or of such nature that its dissemination or use other than as specified in the work statement would be adverse to the interests of the Government or others. Neither the Contractor, nor Contractor personnel, shall divulge nor release data nor information developed or obtained under performance of this contract, except authorized by Government personnel or upon written approval of the CO. The

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
Contractor shall not use, disclose, or reproduce proprietary data that bears a restrictive legend, other than as specified in this contract, or any information at all regarding this agency.
Consistent with HHS Directive 1139, the Contractor shall comply with HHS requirements for protection of non-public information. Unauthorized disclosure of nonpublic information is prohibited by the HHS’s rules. Unauthorized disclosure may result in termination of the contract, replacement of a Contractor employee, or other appropriate redress. Neither the Contractor nor the Contractor’s employees shall disclose or cause to be disseminated, any information concerning the operations of the activity, which could result in, or increase the likelihood of, the possibility of a breach of the activity’s security or interrupt the continuity of its operations.
No information related to data obtained under this contract shall be released or publicized without the prior written consent of the COR, whose approval shall not be unreasonably withheld, conditioned, or delayed, provided that no such consent is required to comply with any law, rule, regulation, court ruling or similar order; for submission to any government entity’ for submission to any securities exchange on which the Contractor’s (or its parent corporation’s) securities may be listed for trading; or to third parties relating to securing, seeking, establishing or maintaining regulatory or other legal approvals or compliance, financing and capital raising activities, or mergers, acquisitions, or other business transactions.
H.6    Confidentiality of Information
Confidential information, as used in this article, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization.
The Contracting Officer and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the Government will furnish to the Contractor or that the Contractor is expected to generate which is confidential. Similarly, the Contracting Officer and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the “Disputes” clause.
If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.
Confidential information, as defined in this article, shall not be disclosed without the prior written consent of the individual, institution, or organization.

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this article, the Contractor shall obtain a written determination from the Contracting Officer prior to any release, disclosure, dissemination, or publication.
Contracting Officer Determinations will reflect the result of internal coordination with appropriate program and legal officials.
The provisions of this article shall not apply to conflicting or overlapping provisions in other Federal, State or local laws.
All above requirements MUST be passed to all Sub-contractors.
H.7    Organization Conflicts of Interest
Performance under this contract may create an actual or potential organizational conflict of interest such as are contemplated by FAR Part 9.505-General Rules. The Contractor shall not engage in any other contractual or other activities which could create an organizational conflict of interest (OCI). This provision shall apply to the prime Contractor and all sub-Contractors. This provision shall have effect throughout the period of performance of this contract, any extensions thereto by change order or supplemental agreement. The Government may pursue such remedies as may be permitted by law or this contract, upon determination that an OCI has occurred.
The work performed under this contract may create a significant potential for certain conflicts of interest, as set forth in FAR Parts 9.505-1, 9.505-2, 9.505-3, and 9.505-4. It is the intention of the parties hereto to prevent both the potential for bias in connection with the Contractor’s performance of this contract, as well as the creation of any unfair competitive advantage as a result of knowledge gained through access to any non-public data or third party proprietary information.
The Contractor shall notify the Contracting Officer immediately whenever it becomes aware that such access or participation may result in any actual or potential OCI. Furthermore, the Contractor shall promptly submit a plan to the Contracting Officer to either avoid or mitigate any such OCI. The Contracting Officer will have sole discretion in accepting the Contractor’s mitigation plan. In the event the Contracting Officer unilaterally determines that any such OCI cannot be satisfactorily avoided or mitigated, other remedies may be taken to prohibit the Contractor from participating in contract requirements related to OCI.
Whenever performance of this contract provides access to another Contractor’s proprietary information, the Contractor shall enter into a written agreement with the other entities involved, as appropriate, in order to protect such proprietary

Contract Number: HHSO100201200004I
Task Order Number: 75A50120F33008
information from unauthorized use or disclosure for as long as it remains proprietary; and refrain from using such proprietary information other than as agreed to, for example to provide assistance during technical evaluation of other Contractors’ offers or products under this contract. An executed copy of all proprietary information agreements by individual personnel or on a corporate basis shall be furnished to the CO within [**] of execution.
I.    CONTRACT CLAUSES
Only the clauses incorporated in the base contract that are applicable to fixed price contracts and task orders are in full effect at the task order level. This section or other parts of this task order (TO) may incorporate one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. In addition, the full text of a clause may be accessed electronically at this address: https://www.acquisition.gov/.
J.    ATTACHMENTS
Attachment 1 – Contractor Capacity and Pricing

Contract Number: HHSO100201200004I    Attachment 1
Task Order Number: 75A50120F33008
ATTACHMENT 1 - Contractor Capacity and Pricing
Emergent CIADM Manufacturing Capacity Reservation and Expansion
A. Capacity and Pricing. The following facility and their estimated capacity for reservation & commercial pricing would be as follows:
1. Drug Substance – Baltimore, MD (Bayview - CIADM)
a. [**]
i. Estimated timeframe: 3 months in total, October 2020 through December 2020
ii. Estimated number of batches (assuming generic process parameters, process readiness, availability of raw materials, process specific equipment procurement / installation, approved regulatory pathway, etc.): up to [**] batches
iii. Estimated reservation pricing: $[**] / batch for a total of $[**]. This pricing would allow the reservation of associated capacity. Please note that the actual manufacturing including raw materials, lot release testing is not included in the foregoing since that will depend on the process and product(s) selected.
b. [**]
i. Estimated timeframe: 3 months in total, October 2020 through December 2020
ii. Estimated number of batches (assuming generic process parameters, process readiness, availability of raw materials, process specific equipment procurement / installation, approved regulatory pathway, etc.): up to [**] batches
iii. Estimated reservation pricing: $[**] / batch for a total of $[**]. This pricing would allow the reservation of associated capacity. Please note that the actual manufacturing including raw materials, lot release testing is not included in the foregoing since that will depend on the process and product(s) selected
c. Total for Drug Substance: $30 million